EXHIBIT 23

                       DOUG SYMONDS, P.GEO., GEOSCIENTIST
                               1725 DORSET AVENUE
                    PORT COQUITLAM, BRITISH COLUMBIA, V3B 2A3
                               TEL: (604) 464-7538

May  21,  2003

Mr.  Ted  Reimchen,  P.Geol.,P.Geo.
President  and  Director
Rubincon  Ventures  Inc.
4761  Cove  Cliff  Road
North  Vancouver,  B.C.,  Canada,  V7G  1H8

Dear  Mr.  Reimchen:

This letter authorizes Rubincon Ventures Inc., to submit the Geological Report dated April 18, 2001 as prepared by me on behalf of Rubincon Ventures Inc. in a Form SB-2 document to be filed with the United States Securities and Exchange Commission.

Yours  very  truly,


/s/  "Doug  Symonds"

Doug  Symonds,  P.  Geo.


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